EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Stephen C. Roussin, certify that (i) the Form 10Q for the quarter ended September 30, 2011 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: November 14, 2011	THE CAMPBELL FUND TRUST By: Campbell & Company, Inc., Managing Operator
	By:	/s/ Stephen C. Roussin
Stephen C. Roussin
Chief Executive Officer